EX-99.B-77Q1

                      WADDELL & REED ADVISORS FUNDS, INC.


SUB-ITEM 77Q1(a)(1):     Amendments to Registrant's Charter:

          Articles Supplementary to the Articles of Incorporation, dated November 19, 2003, for Reallocation of Shares, filed by EDGAR on January 28, 2004 as EX-99.B(a)wraartsupp to Post-Effective Amendment No. 133 to the Registration Statement on Form N-1A (incorporated by reference herein).

SUB-ITEM 77Q1(a)(2):     Amendments to Registrant's Bylaws:

          Amendment to Bylaws dated November 19, 2003, filed by EDGAR on January 28, 2004 as EX-99.B(b)wrabylawamend to Post-Effective Amendment No. 133 to the Registration Statement on Form N-1A (incorporated by reference herein).